AMENDMENT NO. 2

	TO

	LOAN AND SECURITY AGREEMENT

	THIS AMENDMENT NO. 2 ("Amendment") is entered into as of March __, 1998, by and between IHW, Inc. ("Borrower"), having its principal place of business at 170 53rd Street, Brooklyn, New York 11232 and Century Business Credit Corporation ("Lender") having its principal place of business at 119 West
40th Street, New York, New York 10018.

	BACKGROUND

	Borrower and Lender are parties to a Loan and Security Agreement dated as of
July 10, 1997 (as same has been and may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which
 Lender provides Borrower with certain financial accommodations.

	Borrower has requested that Lender amend the Contract Rate and Lender is willing to do so on the terms and conditions hereafter set forth.

	NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



	1.	Definitions.  All capitalized terms not otherwise defined herein shall
have the	meanings given to them in the Loan Agreement.

	2.	Amendment to Loan Agreement.  Subject to satisfaction of the conditions
		precedent set  forth in Section 3 below, the following defined terms in
Paragraph 		1(a) of the Loan Agreement are hereby amended in their entirety to provide as follows:

"Contract Rate" means an interest rate per annum equal to the greater of (a) nine percent (9%) or (b) the (i) Prime Rate plus (ii) two and one-half percent (2.50%).

	"Termination Date" means December 19, 1999.

	3.	Conditions of Effectiveness.  This Amendment shall become effective upon
Lender's receipt, in form and substance satisfactory to Lender, of this
Amendment duly executed on behalf of Borrower and consented and agreed to by each Guarantor.

	4.	Representations and Warranties.  Borrower hereby represents and warrants as follows:

		(a)	This Amendment and the Loan Agreement, as amended hereby,
constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

		(b)	Upon the effectiveness of this Amendment, Borrower hereby
reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

		(c)	No Event of Default or Incipient Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

		(d)	Borrower has no defense, counterclaim or offset with respect to the Loan
Agreement.

	5.	Effect on the Loan Agreement.

		(a)	Upon the effectiveness of Section 2 hereof, each reference in the Loan
Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a  reference to the Loan Agreement as amended hereby.

		(b)	Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

		(c)	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

	6.	Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

	7.	Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this
Amendment for any other purpose.

	8.	Counterparts.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.



	IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

					IHW, INC.

					By: _______________________________
					Title:

					CENTURY BUSINESS CREDIT CORPORATION

					By: _______________________________
					Title:

CONSENTED AND AGREED TO:

ACE SURGICAL SUPPLY CO., INC.


By: _______________________________
Title:


______________________________
DAVID GUTTMANN


AMENDMENT NO. 3

	TO LOAN AND SECURITY AGREEMENT



	THIS AMENDMENT NO. 3 ("Amendment") is entered into as of March __, 1998, by and between Ace Surgical Supply Co., Inc. ("Borrower"), having its principal place of business at 170 53rd Street, Brooklyn, New York 11232 and Century Business Credit Corporation ("Lender") having its principal place of business at 119 West 40th Street, New York, New York 10018.

	BACKGROUND

	Borrower and Lender are parties to a Loan and Security Agreement dated as of
December 20, 1996 (as same has been and may be further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

	Borrower has requested that Lender amend the Contract Rate and increase the advance rate against Eligible Receivables and Lender is willing to do so on the terms and conditions hereafter set forth.

	NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



	1.	Definitions.  All capitalized terms not otherwise defined herein shall have the meanings  given to them in the Loan Agreement.

	2.	Amendment to Loan Agreement.  Subject to satisfaction of the conditions precedent set forth in Section 3 below, the following defined terms in
Paragraph 1(a) of the Loan Agreement are hereby amended in their entirety to provide as follows:

"Contract Rate" means an interest rate per annum equal to the greater of (a) nine percent (9%) or (b) the (i) Prime Rate plus (ii) two and one half percent (2.50%).

"Receivables Availability" means the amount of Revolving Credit Advances against Eligible Receivables which Lender may, from time to time during the Term of this Agreement, make available to Borrower up to eighty percent (80%).

"Termination Date" means December 19, 1999.

	3.	Conditions of Effectiveness.  This Amendment shall become effective upon Lender's receipt,  in form and substance satisfactory to Lender, of this
 Amendment duly executed on behalf of Borrower and consented  and agreed to by each Guarantor.

	4.	Representations and Warranties.  Borrower hereby represents and warrants as follows:

		(a)	This Amendment and the Loan Agreement, as amended hereby,
constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

		(b)	Upon the effectiveness of this Amendment, Borrower hereby
reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

		(c)	No Event of Default or Incipient Event of Default has occurred and is continuing or  would exist after giving effect to this Amendment.

		(d)	Borrower has no defense, counterclaim or offset with respect to the Loan  Agreement.

	5.	Effect on the Loan Agreement.

		(a)	Upon the effectiveness of Section 2 hereof, each reference in the
Loan Agreement  to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan  Agreement as amended hereby.

		(b)	Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force  and effect, and are hereby ratified and confirmed.

		(c)	The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or  any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

	6.	Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with  the laws of the State of New York.

	7.	Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this
Amendment for any other purpose.

	8.	Counterparts.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

	IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

					ACE SURGICAL SUPPLY CO., INC.


					By: _______________________________
					Title:

					CENTURY BUSINESS CREDIT CORPORATION


					By: _______________________________
					Title:

CONSENTED AND AGREED TO:


IHW, INC.


By: _______________________________
Title:




______________________________
DAVID GUTTMANN